Exhibit 99.1

Financial Statements and Supplementary Data.

Index to Financial Statements

Smith’s Tree Care, Inc.

December 31, 2019 and 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Smith’s Tree Care, Inc.

Miami, Florida

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Smith’s Tree Care and its subsidiaries (collectively, the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2020.

Houston, Texas

June 22, 2020

Smith’s Tree Care, Inc.

Consolidated Balance Sheets

Assets	December 31, 2019	December 31, 2018
Assets
Cash	$808,955	$414,978
Accounts receivable, net	234,190	335,291
Total Current Assets	1,043,145	750,269
Property and equipment, net	1,139,974	918,823
Total Assets	2,183,119	1,669,092

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	41,615	28,365
Accrued liabilities	40,853	16,155
Notes payable - related party	9,755	9,755
Notes payable	-	219,573
Total Current Liabilities	92,223	273,848
Total Liabilities	92,223	273,848

Stockholders’ Equity
Common stock, no par value, 5,000 shares authorized; 5,000 shares were issued and outstanding at December 31, 2019 and 2018, respectively	-	-
Additional paid in capital	36,885	36,885
Retained earnings	2,054,011	1,358,359
Total Stockholders’ Equity	2,090,896	1,395,244
Total Liabilities and Stockholders’ Equity	$2,183,119	$1,669,092

The accompanying notes are an integral part of these consolidated financial statements.

Smith’s Tree Care, Inc.

Consolidated Statements of Operations

	Year ended	Year ended
	December 31, 2019	December 31, 2018
Revenue	$3,608,252	$2,911,778

Operating Expenses
Direct cost	915,982	828,722
General and administrative	1,659,592	1,440,282
Depreciation expense	301,744	157,486
(Gain)/ loss on sale of fixed assets	(7,500)	92,455
Total operating expenses	2,869,818	2,518,945

Operating income	738,434	392,833

Other expenses
Interest expense	(2,397)	(9,901)
Total other expenses	(2,397)	(9,901)

Net Income	$736,037	$382,932

Income per share - basic and diluted	$147.21	$76.59
Weighted average common shares outstanding - basic and diluted	5,000	5,000

The accompanying notes are an integral part of these consolidated financial statements.

Smith’s Tree Care, Inc.

Consolidated Statements of Stockholders’ Equity

	Common	Additional Paid in	Retained	Total Stockholders'
	Stock	Capital	Earnings	Equity
Balance as of December 31, 2017	5,000	$36,885	$1,002,597	$1,039,482
Shareholder distribution	-	-	(27,170)	(27,170)
Net income	-	-	382,932	382,932
Balance as of December 31, 2018	5,000	36,885	1,358,359	1,395,244
Shareholder distribution	-	-	(40,385)	(40,385)
Net income	-	-	736,037	736,037
Balance as of December 31, 2019	5,000	$36,885	$2,054,011	$2,090,896

The accompanying notes are an integral part of these consolidated financial statements.

Smith’s Tree Care, Inc.

Consolidated Statements of Cash Flows

	Year ended	Year ended
	December 31, 2019	December 31, 2018
Cash Flows from Operating Activities
Net income	$736,037	$382,932
Adjustments to reconcile net income to net cash provided in operating activities
Depreciation	301,744	157,486
(Gain)/loss on sale of fixed assets	(7,500)	92,455
Bad debt expense	102,556	92,645
Changes in operating assets and liabilities:
Accounts receivable	(1,455)	(103,558)
Other current assets	-	(2,951)
Accounts payable and accrued liabilities	37,948	13,792
Net cash provided by operating activities	1,169,330	632,801

Cash Flows from Investing Activities
Payments for purchase of fixed assets	(515,395)	(341,485)
Net cash used investing activities	(515,395)	(341,485)

Cash Flows from Financing Activities
Repayment of notes payable	(219,573)	(49,284)
Repayment of notes payable- related party	-	(5,100)
Shareholder distribution	(40,385)	(27,170)
Net cash used in financing activities	(259,958)	(81,554)

Net Increase in cash	393,977	209,762

Cash, beginning of period	414,978	205,216

Cash, end of period	$808,955	$414,978

Cash paid for interest	$2,397	$9,901
Cash paid for taxes	$-	$-

Supplemental schedule of noncash financial activities:
None	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

Smith’s Tree Care, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2019 and 2018

Note 1 – Nature of the Business

Smith’s Tree Care, Inc., a Delaware corporation, (the “Company”) offers tree service, tree removal, tree care, stump grinding, and other tree care services. The Company handles various projects including land clearing for commercial and residential development.

D. Smith Properties, LLC, a Virginia limited liability company, holds certain real estate that is used for the normal operations of Smith’s Tree Care.

Utro Crane Company, Inc., a Virginia corporation, is the legal title holder for certain equipment used in the normal operations of Smith’s Tree Care.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Management makes estimates that affect certain accounts including deferred income tax assets, accrued expenses, fair value of equity instruments and reserves for any other commitments or contingencies. Any adjustments applied to estimates are recognized in the period in which such adjustments are determined.

Principles of Consolidation

The Company’s consolidated financial statements include all accounts of the Company and its consolidated subsidiary and/or entities as of reporting period ending date(s) and for the reporting period(s) then ended. All inter-company balances and transactions have been eliminated.

Basis of Presentation

These consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its wholly owned subsidiaries which are directly or indirectly owned by the Company.

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly liquid investments with maturities of one year or less, when purchased, to be cash. As of December 31, 2019 and 2018, the Company had no cash equivalents. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and periodically evaluates the credit worthiness of the financial institutions and has determined the credit exposure to be negligible.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company reserves for all accounts that are deemed to be uncollectible and reviews its allowance for doubtful accounts regularly. The allowance is based on the age of receivables and a specific identification of receivables considered at risk. Account balances are written off against the allowance when the potential for recovery is considered remote.

Capitalization of Fixed Assets

The Company capitalizes expenditures related to property and equipment, subject to a minimum rule, that have a useful life greater than one year for: (1) assets purchased; (2) existing assets that are replaced, improved or the useful lives have been extended; or (3) all land, regardless of cost. Acquisitions of new assets, additions, replacements and improvements (other than land) costing less than the minimum rule in addition to maintenance and repair costs, including any planned major maintenance activities, are expensed as incurred.

Revenue Recognition

The Company’s revenue is generated from tree care programs and services. The Company generally recognizes revenue from the sale of services as the services are performed. The Company recognizes revenues as it completes services to its customers in an amount reflecting the total consideration it expects to receive from the customer.

Revenue is recognized according to the following five step model: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenues when a performance obligation is satisfied. The Company determined that for contracts containing multiple performance obligations, stand-alone selling price is readily determinable for each performance obligation. The transaction price will include estimates of variable consideration, such as returns and provisions for doubtful accounts and sales incentives, to the extent it is probable that a significant reversal of revenue recognized will not occur. In all cases, when a sale is recorded by the Company, no significant uncertainty exists surrounding the purchaser’s obligation to pay.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers” (“ASC Topic 606”). This standard provides a single set of guidelines for revenue recognition to be used across all industries and requires additional disclosures. The updated guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted the updated guidance effective January 1, 2017 using the full retrospective method.

Related Party Transactions

The Company accounts for related party transactions in accordance with ASC 850 (“Related Party Disclosures”). A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Net Earnings (Loss) Per Common Share

The Company computes earnings per share under ASC Subtopic 260-10, “Earnings Per Share” (“ASC 260-10”). Basic earnings (loss) per share is computed by dividing the net income (loss) attributable to the common stockholders (the numerator) by the weighted average number of shares of common stock outstanding (the denominator) during the reporting periods. Diluted loss per share is computed by increasing the denominator by the weighted average number of additional shares that could have been outstanding from securities convertible into common stock (using the “treasury stock” method), unless their effect on net loss per share is anti-dilutive. There were no potentially dilutive shares, which include outstanding common stock options, warrants, and convertible notes, as December 31, 2019 and 2018.

Income Taxes

Smith’s Tree Care, Inc. is Subchapter S pass-through entities for income tax purposes prior to its acquisition by the Company on February 28, 2020. Accordingly, the Company was not subject to income taxes prior to the acquisition and therefore there is no tax provision related to the income.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, “Leases.” ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest period presented in the financial statements. The Company evaluated the impact that the application of the new standard has on its consolidated financial statements and related disclosure and determined that it has no material impact.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC did not or in management’s opinion will not have a material impact on the Company’s present or future consolidated financial statements.

Note 3 – Fixed Assets

As of December 31, 2019 and 2018, the Company’s fixed assets consisted of the following:

	December 31, 2019	December 31, 2018
Special Equipment	$1,678,290	$1,257,725
Land	174,585	174,585
Building	89,265	135,098
Improvement	48,308	74,082
Furniture and Equipment	5,573	5,573
Total property and equipment	1,996,021	1,647,063
Less: Accumulated depreciation	(856,047)	(728,240)
Property and equipment, net	$1,139,974	$918,823

The depreciation expense incurred for the years ended December 31, 2019 and 2018 was $301,744 and $157,486, respectively.

Note 4 – Notes Payable

On November 9, 2015, D Smith Properties borrowed $240,000 from a bank in connection with purchase of real property, The terms of the loan agreement was for a 10 year, fully amortized loan, bearing an annualized interest rate of 3.75% calculated on a 360 days basis. The loan agreement also called for monthly installments of approximately $2,408 which included principal and interest. During the years ended December 31, 2019 and 2018, the Company repaid $175,730 and $21,765 in principal. As of December 31, 2019 and 2018, the outstanding balance was $0 and $175,730, respectively.

On December 31, 2016, Smith’s Tree Care, Inc, borrowed $120,091 from a bank in connection with purchase of vehicles The terms of the loan agreement was for a 5 year, fully amortized loan, bearing an annualized interest rate of 4.5% calculated on a 360 day basis. The loan agreement also called for monthly installments of approximately $2,261 which included principal and interest. During the years ended December 31, 2019 and 2018, the Company repaid $43,844 and $27,518 in principal. As of December 31, 2019 and 2018, the outstanding balance was $0 and $43,844, respectively.

Note 5 – Capital Stock

As of December 31, 2019 and 2018, there were 5,000 founder shares outstanding, and no par value.

Note 6 – Related Party Transactions

Shareholder distributions for shareholder one for the years ended December 31, 2019 and 2018 was $20,193 and $13,585, respectively.

Shareholder distributions for shareholder two for the years ended December 31, 2019 and 2018 was $20,192 and $13,585, respectively.

As of December 31, 2017, the Company borrowed working capital from shareholder two in the aggregate amount of $14,855. These notes were non-interest bearing and due on demand. During the years ended 31, 2019 and 2018, the Company repaid $5,100 and $0 in principal, respectively. As of December 31, 2019 and 2018, $9,755 were outstanding.

Note 7 – Subsequent Events

On February 28, 2020, the Company, and an indirect subsidiary of Andover National Corporation (“Andover Sub”), entered into an Asset and Equity Purchase and Contribution Agreement (the “Purchase Agreement”) with Smith’s Tree Care, Inc., a Virginia corporation (“Seller”), Utro Crane Company, Inc., a Delaware limited liability company and Andover Sub, Utro Crane Company, Inc., a Virginia corporation, and ANC Green Solutions - Smith’s, Inc., a Delaware limited liability company and Andover Sub (“ANC Smith’s”), pursuant to which, among other things, (i) the Company purchased an undivided sixty percent (60%) interest in all of Seller’s right, title and interest in and to all of Seller’s property and assets (the “Acquired Assets”), in consideration for an aggregate purchase price payable by the Company of approximately $3.0 million, subject to certain adjustments, as set forth in the Purchase Agreement and (ii) Seller conveyed, transferred, assigned and delivered to ANC Smith’s an undivided forty percent (40%) interest in the Acquired Assets in exchange for equity securities of ANC Smith’s.